Exhibit 10.10

PROMISSORY NOTE

$1,250,000 USD	July 4, 2014

             FOR VALUE RECEIVED, the undersigned, Canadian Cannabis Corp., a corporation organized under the laws of the Province of Ontario, located at 100 Rutherford Road South, Brampton Ontario, L6V 2J2, Canada (the “Maker”), promises to pay to the order of Wildhaus Capital Schweiz AG., a Canton of Schwyz Registered Corporation, Switzerland, with the mailing address of In den Gaertlesaecker 44, 70771 Leinfelden/Echterdingen Germany.

(hereinafter referred to as “Payee”; Payee, and any successor holder(s) hereof from time to time, being hereinafter referred to as “Holder”), at such place as Holder may designate to Maker in writing from time to time, the principal sum of ONE MILLION TWO HUNDRED AND FIFTY THOUSAND (CAD $1,250,000), together with interest thereon, at the rate hereinafter set forth, in lawful money of the UNITED STATES OF AMERICA, which shall at the time of payment be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the following manner, to-wit:

1.                  Interest; Payments; Maturity. Interest shall accrue at the rate of 10/100 percent (0.10%) (the “Applicable Rate”) and shall compound annually. Interest and principal shall be paid upon the occurrence of certain events, as follows:

(a)	One Hundred Eighty (180) days from the date of this Promissory Note.

This Note shall mature, if not sooner paid in full, and all principal and accrued interest shall be due and paid in full in a balloon payment on the date that is one (1) days after the date set forth above.

2.                  Prepayment. This Note may be prepaid in whole or in part at any time without penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal.

3.                  Usury Laws. If for any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

4.                  Events of Default. Each of the following shall be deemed to constitute an “Event of Default” hereunder:

(a)	Failure to Pay. The nonpayment when due of any interest or principal as provided in this Note if any such nonpayment shall not be cured within ten (10) days of the date when due;

(b)	Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, or voluntarily terminate operations, (ii) make a general assignment for the benefit of any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (v) admit in writing its inability to pay debts as the debts become due, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 20 days of commencement.

5.                  Remedies. Upon the occurrence of an Event of Default, at the option and upon the written declaration of the Holder (or automatically without such declaration if an Event of Default set forth in Section 4(c) occurs), and without demand or notice of any kind, the principal indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity.

6.                  Default Interest. Interest shall accrue on the outstanding principal balance of this Note from the date of any Event of Default hereunder and for so long as such Event of Default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate which is the lower of the highest applicable rate permitted by law or sixteen percent (16.0%) per annum in excess of the Applicable Rate at the time of such Event of Default. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default should Holder, at its sole option, allow such Event of Default to be cured. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including reasonable attorney's fees.

7.                  Time is of the Essence. Time is of the essence with respect to all of Maker’s obligations and agreements under this Note.

8.                  Delay; Waiver. Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices not expressly set forth are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys and assigns to Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Holder the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by Law.

9.                  Notices. Except as otherwise specified herein, all notices and other communications under this Note shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to (i) Holder at the address set forth in the preamble of this Note, Attn: Friggi N.A. Inc., or (ii) Maker at the address set forth in the preamble of this Note, Attn: Benjamin Ward, President & CEO, with a copy, which shall not constitute notice, to H. Grady Thrasher IV, 5 Concourse Parkway, Suite 2600, Atlanta, Georgia 30328. Either party may designate any other address to which notices shall be sent by giving notice of the address to the other party in the same manner as provided therein.

10.                Miscellaneous. This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Delaware. As used herein, the terms “Maker”, “Payee” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, as the case may be, whether by voluntary action of the parties or involuntary by operation of law.

[Signatures on next page.]

IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

MAKER:

Canadian Cannabis Corp.

By:	/S/ Benjamin Ward
Benjamin Ward, President & CEO

Attest:______________________________ Name:_______________________________ Title:________________________________